September 26,2012
Riga, Latvia

POWER OF ATTORNEY

The present power of attorney is given by Andris Rukmanis, ID code 151161-10917,to Albert Z.Lewis, attorney at Intemational Business LawFirm PC, located at 1915 Eye St., Washington, DC 20006, to act on my behalf exclusively for the purpose of mandatory filing of the beneficial ownership reports pursuant to Section 16 (a) of Securities and Exchange Act of 1934 (Forms 3, 4, and 5).

I shall supply beneficial ownership information to the Attorney-in-fact and Attorney-in-fact is authorized to file, sign and submit ownership forms3, 4, and 5 on my behalf via Online Forms web site EDGAR.

This Power of Attorney shall be governed by and construed in accordance with the Laws of the State of New York, United States.

This power of attorney shall be effective starting this 26 day of September,2012 and continue effectiveness until withdrawn in writing and both parties notified.

Andris Rukmanis:

__/signed/___

According to the verse 116 of the Notary Law present document is recognised as a private document and Sworn Notary is not responsible for the content of this document.
Riga city, 3 I Baznicas str., on September 26, 2012, I, Sworn Notary ARLITA MINTALE, hereby certify that the signature of ANDRIS RUKMANIS, citizen of the Reptrblic of Latvia, born in Riga on November 15, 1961, personal number 151161-10917, residing at Kundzinsalas 8.line 9-2, Riga, whose identity was verified by passport: LV4011972, issued by Riga 1st CMAA Office on July 19, 2012, is true and was made in my presence

Swom notary at the day of certification has verified data of the person at the Register of Residents database and Invalid documents Register database.

Register entry No. 3546
State duty Ls 0.50
Official rerluneration Ls 1 1.55
Remuneration for verification of data at the Register of Residents database and expenses related thereto Ls 3.80
Remuneration fbr verification of Invalid Documents Register database and expenses related thereto Ls L00
VAT (21% of remuneration) Ls 3.43
Total Ls N20.28

Sworn Notary
/seal/ and /signature